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                                                                   EXHIBIT 10.27

                               ATRIUM CORPORATION
                             2003 STOCK OPTION PLAN
                               (DECEMBER 10, 2003)

1.       PURPOSE.

         Atrium Corporation, a Delaware corporation (herein, together with its successors, referred to as the "Company"), by means of this 2003 Stock Option Plan (the "Plan"), desires to afford certain individuals and key employees of the Company and any direct or indirect parent corporation or subsidiary corporation thereof now existing or hereafter formed or acquired (such parent and subsidiary corporations sometimes referred to herein as "Related Entities") who are responsible for the continued growth of the Company an opportunity to acquire a proprietary interest in the Company, and thus to create in such persons an increased interest in and a greater concern for the welfare of the Company and any Related Entities. As used in the Plan, the terms "parent corporation" and "subsidiary corporation" shall mean, respectively, a corporation within the definition of such terms contained in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

         The stock options described in Sections 6 and 7 (the "Options"), and the shares of Common Stock (as hereinafter defined) acquired pursuant to the exercise of such Options are a matter of separate inducement and are not in lieu of any salary or other compensation for services. To the extent that, with respect to any optionee hereunder, the terms and provisions set forth in this Plan conflict with or are inconsistent with any terms or provisions set forth in any applicable Option Agreement, Employment Agreement or Buy-Sell Agreement entered into by and between the Company and such optionee, then, unless specifically stated otherwise in this Plan, the terms and provisions of such Option Agreement, Employment Agreement or Buy-Sell Agreement shall control.

2.       ADMINISTRATION.

         The Plan shall be administered by a committee, or any successor thereto, of the Board of Directors of the Company (the "Board of Directors"), or by any other committee appointed by the Board of Directors to administer this Plan (the "Committee"); PROVIDED, the entire Board of Directors may act as the Committee if it chooses to do so. Unless otherwise directed by the Board of Directors, the Compensation Committee of the Board of Directors shall serve as the Committee. The number of individuals that shall constitute the Committee shall be determined from time to time by a majority of all the members of the Board of Directors in accordance with the provisions of the Company's By-Laws and the provisions of Section 5.9 of the LLC Agreement and/or the provisions of the Stockholders Agreement.

         Subject to the provisions of Sections 5.2 and 5.9 of the LLC Agreement and/or the provisions of the Stockholders Agreement, the members of the Committee shall serve at the pleasure of the Board of Directors, which shall have the power, at any time and from time to time, to remove members from or add members to the Committee. Removal from the Committee may be with or without cause but may only be effected in accordance with the provisions of Section 5.3 of the LLC Agreement and/or the provisions of the Stockholders Agreement. Any individual serving as a member of the Committee shall have the right to resign


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from membership in the Committee by written notice to the Board of Directors.
The Board of Directors, and not the remaining members of the Committee, shall have the power and authority to fill vacancies on the Committee, however caused, subject to the provisions of Sections 5.2 and 5.9 of the LLC Agreement and/or the provisions of the Stockholders Agreement.

3.       SHARES AVAILABLE.

         Subject to the adjustments provided in Section 10, the maximum aggregate number of shares of common stock, par value $0.01 per share, of the Company ("Common Stock") which may be issued or used for reference purposes under this Plan or with respect to which awards may be granted under this Plan shall not exceed 14,000 shares of Common Stock, which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. If any Option granted under this Plan expires, terminates or is canceled for any reason without having been exercised in full or the Company repurchases any Option, the number of shares of Common Stock underlying such unexercised or repurchased Option shall again be available for the purposes of Options under this Plan. In addition, in determining the number of shares of Common Stock available for awards, if the number of shares of Common Stock otherwise deliverable upon exercise of a Option has been reduced for payment of the exercise price or (to the extent consistent with treatment of incentive stock options as such) withholding taxes, the number of shares available for purposes of awards under this Plan shall be increased to the extent of such reduction.

4.       ELIGIBILITY AND BASES OF PARTICIPATION.

         Grants of Incentive Options and Non-Qualified Options (as hereinafter defined) may be made under the Plan, subject to and in accordance with Section 6 to Key Employees. As used herein, the term "Key Employee" shall mean any employee of the Company or any Related Entity, including officers and directors of the Company or any Related Entity who are also employees of the Company or any Related Entity, who is regularly employed on a salaried basis and who is so employed on the date of such grant, whom the Committee identifies as having a direct and significant effect on the performance of the Company or any Related Entity.

         Grants of Non-Qualified Options may be made, subject to and in accordance with Section 7 to any Eligible Non-Employee. As used herein, the term "Eligible Non-Employee" shall mean any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a trust, or other entity (collectively, a "Person"), that the Committee designates as eligible for a grant of Options pursuant to this Plan because such Person performs bona fide consulting, advisory, or other services for the Company or any Related Entity (other than services in connection with the offer or sale of securities in a capital-raising transaction) and the Board of Directors or the Committee determines that the Person has a direct and significant effect on the financial development of the Company or any Related Entity.

         The adoption of this Plan shall not be deemed to give any Person a right to be granted any Options.


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5.       AUTHORITY OF COMMITTEE.

         Subject to and not inconsistent with the express provisions of this Plan and the LLC Agreement and Stockholders Agreement, the Committee shall have plenary authority, in its sole discretion, to:

         (a) determine the Key Employees and Eligible Non-Employees to whom Options shall be granted, the time when such Options shall be granted, the number of shares covered by such Options, the purchase price or exercise price under each such Option, the period(s) during which such Options shall be exercisable, the restrictions to be applicable to Options and all other terms and provisions thereof (which need not be identical);

         (b) require, if determined necessary or appropriate by the Committee in order to comply with Rule 16b-3, as a condition to the granting of any Option, that the Person receiving such Option agree not to sell or otherwise dispose of such Option, any Common Stock acquired pursuant to such Option, or any other "derivative security" (as defined by Rule 16a-l(c) under the Exchange Act) for a period of six months following the later of the date of the grant of such Option or (ii) the date when the exercise price of such Option is fixed if such exercise price is not fixed at the date of grant of such Option, or for such other period as the Committee may determine;

         (c) provide an arrangement through registered broker-dealers whereby temporary financing may be made available to an optionee by the broker-dealer, under the rules and regulations of the Board of Governors of the Federal Reserve, for the purpose of assisting the optionee in the exercise of an Option, such authority to include the payment by the Company of the commissions of the broker-dealer;

         (d) establish procedures for an optionee (i) to have withheld from the total number of shares of Common Stock to be acquired upon the exercise of an Option that number of shares having a Fair Market Value which, together with such cash as shall be paid in respect of fractional shares, shall equal the aggregate exercise price under such Option for the number of shares then being acquired (including the shares to be so withheld), and (ii) to exercise a portion of an Option by delivering that number of shares of Common Stock already owned by such optionee having an aggregate Fair Market Value which shall equal the partial Option exercise price and to deliver the shares thus acquired by such optionee in payment of shares to be received pursuant to the exercise of additional portions of such Option, the effect of which shall be that such optionee can in sequence utilize such newly acquired shares in payment of the exercise price of the entire Option, together with such cash as shall be paid in respect of fractional shares;

         (e) establish (in accordance with Section 15 or otherwise) a procedure whereby a number of shares of Common Stock or other securities may be withheld from the total number of shares of Common Stock or other securities to be issued upon exercise of an Option to meet the obligation of withholding for income, social



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               security and other taxes incurred by an optionee upon such exercise or required to be withheld by the Company or a Related Entity in connection with such exercise;

         (f) prescribe, amend, modify and rescind rules and regulations relating to the Plan; and

         (g) make all determinations permitted or deemed necessary, appropriate or advisable for the administration of the Plan, interpret any Plan or Option provision, perform all other acts, exercise all other powers, and establish any other procedures determined by the Committee to be necessary, appropriate, or advisable in administering the Plan or for the conduct of the Committee's business. Any act of the Committee, including interpretations of the provisions of the Plan or any Option and determinations under the Plan or any Option shall be final, conclusive and binding on all parties.

         The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee or any Person to whom it has delegated duties as aforesaid may employ one or more Persons to render advice with respect to any responsibility the Committee or such Person may have under the Plan. The Committee may employ attorneys, consultants, accountants, or other Persons and the Committee, the Company, and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such Persons. No member or agent of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan and all members and agents of the Committee shall be fully protected by the Company in respect of any such action, determination or interpretation.

6.       STOCK OPTIONS FOR KEY EMPLOYEES.

         Subject to the express provisions of this Plan, the Committee shall have the authority to grant incentive stock options pursuant to Section 422 of the Code ("Incentive Options"), to grant non-qualified stock options (options which do not qualify under Section 422 of the Code) ("Non-Qualified Options"), and to grant both types of Options to Key Employees. No Incentive Option shall be granted pursuant to this Plan after the earlier of ten years from the date of adoption of the Plan or ten years from the date of approval of the Plan by the stockholders of the Company. Notwithstanding anything in this Plan to the contrary, Incentive Options may be granted only to Key Employees. The terms and conditions of the Options granted under this Section 6 shall be determined from time to time by the Committee; PROVIDED, HOWEVER, that the Options granted under this Section 6 shall be subject to all terms and provisions of the Plan (other than Section 7), including the following:

         (a) OPTION EXERCISE PRICE. Subject to Section 4, the Committee shall establish the Option exercise price at the time any Option is granted at such amount as the Committee shall determine; PROVIDED, that in the case of an Incentive Option, the exercise price shall not be less than the Fair Market Value of the Common Stock at the date the Option is granted; PROVIDED, FURTHER, that in the case of an Incentive Option granted to a person who, at the time such Incentive Option is granted, owns shares of the Company or any Related Entity which possess more


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               than 10% of the total combined voting power of all classes of shares of the Company or of any Related Entity, the option exercise price shall not be less than 110% of the Fair Market Value per share of Common Stock, at the date the Option is granted. The Option exercise price shall be subject to adjustment in accordance with the provisions of Section 10 of the Plan.

         (b) PAYMENT. The price per share of Common Stock with respect to each Option exercise shall be payable at the time of such exercise. Such price shall be payable in cash or by any other means acceptable to the Committee, including delivery to the Company of shares of Common Stock owned by the optionee or by the delivery or withholding of shares pursuant to a procedure established pursuant to Section 5(d) of the Plan. Shares delivered to or withheld by the Company in payment of the Option exercise price shall be valued at the Fair Market Value of the Common Stock as of the close of business on the day preceding the date of the exercise of the Option.

         (c) EXERCISABILITY OF STOCK OPTION. Subject to Section 8, each Option shall be exercisable in one or more installments as the Committee may determine at the time of the grant. The Committee shall have the authority to set a schedule for vesting of each Option in its discretion and may condition vesting on such criteria as it shall deem appropriate. No Option by its terms shall be exercisable after the expiration of ten years from the date of grant of the Option, unless, as to any Non-Qualified Option, otherwise expressly provided in any applicable Option Agreement or Buy-Sell Agreement or earlier terminated, PROVIDED, HOWEVER, that no Incentive Option granted to a Person who, at the time such Option is granted, owns stock of the Company, or any Related Entity, possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any Related Entity, shall be exercisable after the expiration of five years from the date such Option is granted. Any Option granted hereunder will be subject to a Buy-Sell Agreement only if expressly agreed to in writing by the Committee and the optionee.

         (d) DEATH. If any optionee's employment with the Company or a Related Entity terminates due to the death of such optionee, the estate of such optionee, or a Person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the optionee, shall have the right to exercise the vested portion of such Option (and, if directed by the Committee at the date of grant, all or any part of the unvested portion) in accordance with its terms at any time and from time to time within 180 days after the date of death (provided the option does not, by its terms, expire earlier) unless a longer period is expressly provided in any applicable Option Agreement, Employment Agreement or Buy-Sell Agreement or a shorter period is established by the Committee pursuant to Section 8 (but in no event after the expiration date of such Option).

         (e) DISABILITY. If the employment of any optionee terminates because of his Disability (as defined in Section 20), such optionee or his legal representative shall have the right to exercise the vested portion of such Option (and, if directed


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               by the Committee at the date of grant, all or any part of the unvested portion) in accordance with its terms at any time and from time to time within 180 days after the date of such termination (provided the option does not, by its terms, expire earlier) unless a longer period is expressly provided in any applicable Option Agreement, Employment Agreement or Buy-Sell Agreement or a shorter period is established by the Committee pursuant to Section 8 (but not after the expiration date of the Option); PROVIDED, HOWEVER, that in the case of an Incentive Option, the optionee or his legal representative shall in any event be required to exercise the Incentive Option within one year after termination of the optionee's employment due to his Disability.

         (f) FORFEIT OF UNVESTED OPTIONS ON TERMINATION FOR CAUSE OR VOLUNTARY TERMINATION. Unless an optionee's Option Agreement, Employment Agreement or Buy-Sell Agreement expressly provides otherwise, such optionee shall immediately forfeit all rights with respect to any unvested portion of his Option (i) if the employment of such optionee with the Company or a Related Entity is terminated by the Company or any Related Entity for Good Cause (as defined below) or (ii) if such optionee voluntarily terminates employment (including as a result of an Optionee Non-Renewal) other than (w) for Good Reason, (x) a Company Non-Renewal, (y) Retirement, or
               (z) for any reason specified in subsection 6(d) and (e) above. The determination that there exists Good Cause for termination shall be made by the Committee (unless otherwise agreed to in writing by the Company and the optionee). Any vested option will be exercisable for the period specified in Section 6(g) below.

         (g) OTHER TERMINATION OF EMPLOYMENT. If the employment of an optionee with the Company or a Related Entity terminates for any reason other than those specified in subsections 6(d), (e) or (f) above, including, without limitation, Retirement, termination by the Company without Good Cause or by the optionee with Good Reason or as a result of a Company Non-Renewal or Optionee Non-Renewal, such optionee shall have the right to exercise the vested portion of his Option (and, in case the of termination without Good Cause or with Good Reason, if directed by the Committee at the date of grant all or any part of the unvested portion) in accordance with its terms within 30 days after the date of such termination, unless a longer period is expressly provided in any applicable Option Agreement, Employment Agreement or Buy-Sell Agreement or a shorter period is established by the Committee pursuant to
               Section 8 (but not after the expiration date of the Option).

7.       STOCK OPTION GRANTS TO ELIGIBLE NON-EMPLOYEES.

         Subject to the express provisions of this Plan, the Committee shall have the authority to grant Non-Qualified Options to Eligible Non-Employees. The terms and conditions of the Options granted under this Section 7 shall be determined from time to time by the Committee; PROVIDED, HOWEVER, that the Options granted under this Section 7 shall be subject to all terms and provisions of the Plan (other than Section 6), including the following:


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         (a)   OPTION EXERCISE PRICE. Subject to Section 4, the Committee shall establish the Option exercise price at the time any Non-Qualified Option is granted at such amount, as the Committee shall determine. The Option exercise price shall be subject to adjustment in accordance with the provisions of Section 10 of the Plan.

         (b) PAYMENT. The price per share of Common Stock with respect to each Option exercise shall be payable at the time of such exercise. Such price shall be payable in cash or by any other means acceptable to the Committee, including delivery to the Company of shares of Common Stock owned by the optionee or by the delivery or withholding of shares pursuant to a procedure established pursuant to Section 5(d) of the Plan. Shares delivered to or withheld by the Company in payment of the Option exercise price shall be valued at the Fair Market Value of the Common Stock as of the close of business on the day preceding the date of the exercise of the Option.

         (c) EXERCISABILITY OF STOCK OPTION. Subject to Section 8, each Option shall be exercisable in one or more installments as the Committee may determine at the time of the grant. The Committee shall have the authority to set a schedule for vesting of each Option in its discretion and may condition vesting on such criteria as it shall deem appropriate. No Option shall be exercisable after the expiration of ten years from the date of grant of the Option, unless otherwise expressly provided in any applicable Option Agreement or Buy-Sell Agreement or earlier terminated. Any option granted hereunder will be subject to a Buy-Sell Agreement only if expressly agreed to in writing by the Committee and the Optionee.

         (d) DEATH. If the retention by the Company or any Related Entity of the services of any Eligible Non-Employee terminates because of his death, the estate of such optionee, or a Person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the optionee, shall have the right to exercise the vested portion of such Option (and, if directed by the Committee at the date of grant, all or any part of the unvested portion) in accordance with its terms, at any time and from time to time within 180 days after the date of death (provided the option does not, by its terms, expire earlier) unless a longer period is expressly provided in any applicable Option Agreement or Buy-Sell Agreement or a shorter period is established by the Committee pursuant to Section 8 (but in no event after the expiration date of such Option).

         (e) DISABILITY. If the retention by the Company or any Related Entity of the services of any Eligible Non-Employee terminates because of his Disability, such optionee or his legal representative shall have the right to exercise the vested portion of such Option (and, if directed by the Committee at the date of grant, all or any part of the unvested portion) in accordance with its terms at any time and from time to time within 180 days after the date of the optionee's termination (provided the option does not, by its terms, expire earlier) unless a longer period is expressly provided in any applicable Option Agreement or Buy-Sell Agreement


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               or a shorter period is established by the Committee pursuant to
               Section 8 (but not after the expiration of the Option).

         (f) FORFEIT OF UNVESTED OPTION ON TERMINATION FOR CAUSE; VOLUNTARY TERMINATION. If the retention by the Company or any Related Entity of the services of any Eligible Non-Employee is terminated
               (i) for Good Cause, (ii) as a result of removal of the optionee from office as a director of the Company or of any Related Entity for Good Cause by action of the stockholders of the Company or such Related Entity in accordance with the by-laws of the Company or such Related Entity, as applicable, and the corporate law of the jurisdiction of incorporation of the Company or such Related Entity, or (iii) as a result of the voluntarily termination by optionee of optionee's service (including an Optionee Non-Renewal) other than (w) for Good Reason, (x) a Company Non-Renewal, (y) Retirement, or (z) for any reason specified in subsection 7(d) and (e) above, then such optionee shall immediately forfeit his rights under his Option with respect to any unvested portion. With respect to the determination that there exists Good Cause for termination shall be made by the Committee (unless otherwise agreed to in writing by the Company and the optionee). Any vested option shall be exercisable for the period specified under Section 6(g) below.

         (g) OTHER TERMINATION OF RELATIONSHIP. If the retention by the Company or any Related Entity of the services of any Eligible Non-Employee terminates for any reason other than those specified in subsections 7(d), (e) or (f) above, including, without limitation, Retirement, or termination by the Company or any Related Entity without Good Cause, termination by the Optionee for Good Reason, or as a result of a Company Non-Renewal or Optionee Non-Renewal, such optionee shall have the right to exercise the vested portion of his or its Option in accordance with its terms within 30 days after the date of such termination, unless a longer period is expressly provided in any applicable Option Agreement or Buy-Sell Agreement or a shorter period is established by the Committee pursuant to Section 8 (but not after the expiration date of the Option).

         (h) INELIGIBILITY FOR OTHER GRANTS. Any Eligible Non-Employee who receives an Option pursuant to this Section 7 shall, so long as such Eligible Non-Employee remains a Non-Employee, be ineligible to receive any Options under any other Section of the Plan. Any Eligible Non-Employee who subsequently becomes an employee of the Company or any Related Entity shall be eligible to be designated a Key Employee pursuant to Section 4 hereof.

8.       ACCELERATED VESTING.

         If a Change of Control or Sale of the Company shall occur, then all Options outstanding under the Plan shall be automatically vested and be exercisable in full notwithstanding the express provisions of such Options.


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9.       PURCHASE OPTION.

         (a) Except as otherwise expressly provided in any applicable Option Agreement or Buy-Sell Agreement, if (i) any optionee's employment (or, in the case of any Option granted under Section 7, the optionee's relationship) with the Company or a Related Entity terminates for any reason at any time or (ii) a Sale of the Company occurs, the Company (and/or its designees) shall have the option (the "Purchase Option") to purchase, and the optionee (or the optionee's executor or the administrator of the optionee's estate, in the event of the optionee's death, or the optionee's legal representative in the event of the optionee's incapacity) (hereinafter, collectively with such optionee, the "Grantor") shall sell to the Company and/or its assignee(s), all or any portion of such optionee's vested Options (including, without limitation, any options that have vested as a result of such termination of employment or Sale of the Company), and if any such Option has been exercised, shares of Common Stock issued upon such exercise, held by the Grantor (such shares of Common Stock and vested Options collectively being referred to as the "Purchasable Shares"), subject to the Company's compliance with the conditions hereinafter set forth.

         (b) The Company shall give notice in writing to the Grantor of the exercise of the Purchase Option within one (1) year following the date of the termination of the optionee's employment or engagement or within thirty (30) days prior to or one (1) year following such Sale of the Company. Such notice shall state the number of Purchasable Shares to be purchased and the determination of the Board of Directors of the Fair Market Value per share of such Purchasable Shares. The Company's Purchase Option shall lapse if not exercised by the Company within the time period specified above in accordance with the provisions hereof, except as otherwise provided in paragraph "e" below.

         (c) If the Optionee's employment (or, in the case of any Option granted under Section 7, the Optionee's relationship) with the Company or any Related Entity is terminated (A) by the Company for any reason other than Good Cause, (B) by the Optionee for Good Reason, or (C) as a result of death, Disability, Retirement, or (D) a Company Non-Renewal, the purchase price to be paid for the Purchasable Shares purchased pursuant to the Purchase Option shall be the greater of (1)(x) in the case of any Common Stock, the Fair Market Value per share as of the date of the notice of exercise of the Purchase Option times the number of shares being purchased, or (y) in the case of any vested portion of any Option, the Fair Market Value per share times the number of vested shares subject to such Option, less the applicable per share Option exercise price, and (2)(x) in the case of any Common Stock, the purchase price per share paid by Optionee for such Common Stock times the number of shares being purchased and (y) in the case of any vested portion of any Option, the exercise price per share of the vested shares subject to such Option, less the applicable per share option exercise price.

               (i) If the Optionee's employment (or in the case of any Option granted under Section 7, the Optionee's relationship) with the Company or any Related Entity is


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               terminated (A) by the Company for Good Cause or (B) by the
               Optionee for any reason (including an Optionee Non-Renewal) other than (x) for Good Reason (y) as a result of death, Disability, or Retirement, or (z) as a result of a Company Non-Renewal, the purchase price to be paid for the Purchase Option shall be the lesser of (1)(x) in the case of any Common Stock, the Fair Market Value per share as of the date of notice of exercise of the Purchase Option times the number of shares being purchased, or
               (y) in the case of any vested portion of any Option, the Fair Market Value per share times the number of vested shares subject to such Option less the applicable per share Option exercise price, and (2)(x) in the case of any Common Stock, the purchase price per share paid by the Optionee for such Common Stock times the number of shares being purchased, and (y) in the case of any vested portion of any Option, the exercise price per share of the vested shares subject to such Option, less the applicable per share option exercise price.

               (ii) If the Purchase Option is being exercised by the Company in connection with a Sale of the Company, the Optionee shall receive the same consideration per share (and in the same form and at the same time) in respect of the Common Stock and/or vested shares subject to the Option as received by each other holder of Common Stock in connection with such Sale of the Company, less, in the case of any Option, the applicable per share Option exercise price.

         (d) The Company shall pay the purchase price payable pursuant to paragraph (c) by the tender of a check in the amount of the purchase price to be paid for the Purchasable Shares or by the delivery of a promissory note as provided in paragraph "(f)" below (except in the case of a repurchase pursuant to paragraph
               (C)(iii) above, in which case the purchase price shall be paid in accordance with the terms thereof). The closing of such purchase shall take place at the Company's principal executive offices within ten days after the purchase price has been determined. At such closing, the Grantor shall deliver or shall cause to be delivered to the purchasers the certificates or instruments evidencing the Purchasable Shares being purchased, duly endorsed (or accompanied by duly executed stock powers) and otherwise in good form for delivery, against payment of the purchase price by check of the purchasers. In the event that, notwithstanding the foregoing, the Grantor shall have failed to obtain the release of any pledge or other encumbrance on any Purchasable Shares by or upon the scheduled closing date (at the option of the purchasers), the closing shall nevertheless occur on such scheduled closing date, with the cash purchase price being reduced to the extent of all unpaid indebtedness for which such Purchasable Shares are then pledged or encumbered. Upon tender by the Company of a check in the amount of the purchase price for the Purchasable Shares or a promissory note as provided in paragraph "(f)" below, (y) the shares of Common Stock comprising a portion of the Purchasable Shares, or the portion thereof so purchased, shall no longer be deemed to be outstanding, and (z) the Options comprising a portion of the Purchasable Shares, or the portion thereof so purchased, shall no longer be deemed to be outstanding and all of the Grantor's rights with respect to such Purchasable Shares shall terminate, with the exception of the right of the Grantor to receive the purchase price in exchange therefore pursuant to this paragraph "(d)".

         (e)   To assure the enforceability of the Company's rights under this
               Section 9, each certificate or instrument representing Common Stock or an Option held by an optionee shall bear a conspicuous legend in substantially the following form:

               THE SHARES [REPRESENTED BY THIS CERTIFICATE] [ISSUABLE PURSUANT TO THIS AGREEMENT] ARE SUBJECT TO AN OPTION TO REPURCHASE PROVIDED UNDER THE PROVISIONS OF THE COMPANY'S 2003 STOCK OPTION PLAN AND A STOCK OPTION AGREEMENT ENTERED INTO PURSUANT THERETO. A COPY OF SUCH OPTION PLAN AND OPTION AGREEMENT ARE AVAILABLE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

         (f) Notwithstanding any provision to the contrary in paragraph "d" above, in the event that any payment by the Company of any portion of the purchase price (or any remaining portion thereof for any portion of the Purchasable Shares that the Company is obligated to purchase) is, at the time such payment would otherwise be due hereunder, prohibited by the terms of any of the Company's or any of its Subsidiaries' financing arrangements with their lenders to which the Company or any of its Subsidiaries is bound, the Company shall be entitled to complete the exercise of the Purchase Option by tendering to the Grantor (a) a check for that portion of the purchase price the payment of which is not so prohibited, and/or (b) a promissory note (a "Note") for the entirety or balance of the purchase price, as applicable. Each such Note shall (i) bear interest at the Prime Rate, (ii) provide for the payment of the principal evidenced thereby in annual installments commencing one (1) year after such termination in such amounts as are satisfactory to the Company's and its Subsidiaries' lenders, and (iii) be subordinated in right of payment to the Company's and its Subsidiaries' indebtedness to its lenders on terms satisfactory to such lenders.

               Notwithstanding anything to the contrary contained in this Agreement, the entire principal balance of the Note and any accrued and unpaid interest under the Note shall be due and payable upon: (i) the Sale of the Company or (ii) when the payment of such is no longer prohibited under the Company's financing agreements or indentures. Once all accrued but unpaid interest has been paid, the Company shall also periodically pay as much of the outstanding principal balance of the Note when the payment of such is no longer prohibited under the Company's financing agreements or indentures. While the Note will provide for annual payments, the Company shall test on a quarterly basis (using the Company's compliance certificates delivered under its financing agreements and indentures for the following periods:
               March 31, June 30, September 30, and December 31 of each year the
               Note is outstanding) to determine whether the Company will be permitted to make the interest and principal payments required by this paragraph. Each test shall be performed within ten (10) days of the availability of the financial data required. Once it has been determined that any payment of interest or principal is permitted, such payment(s) shall be made within ten (10) days of the completion of the test.

         (g) If, after giving effect to the provisions of paragraph "f" above, the Company is prohibited by law from purchasing any Purchasable Shares which it is obligated or has elected to repurchase hereunder due to any existing or prospective impairment of its capital, the closing of such purchase shall be delayed until the first date on which the Company has sufficient capital to lawfully repurchase such Purchasable Shares (the "Delayed Closing Date"). In the event of any such delay, the Company will be obligated to pay, on the Delayed Closing Date, interest on the purchase price for such Purchasable Shares, at the Prime Rate from the date on which the closing of the purchase of such Purchasable Shares was originally scheduled to occur to the Delayed Closing Date.

         The Company's rights under this Section 9 shall terminate upon the consummation of a Qualified Public Offering.

10.      ADJUSTMENT OF SHARES.

         Unless otherwise expressly provided in a particular Option, in the event that, by reason of any merger, consolidation, combination, liquidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in capital structure of the Company other than a Recapitalization Event (collectively, a "Reorganization"), the Common Stock is substituted, combined, or changed into any cash, property, or other securities, or the shares of Common Stock are changed into a greater or lesser number of shares of Common Stock, the number and/or kind of shares and/or interests subject to an Option and the per share price or value thereof shall be appropriately adjusted by the Committee to give appropriate effect to such Reorganization, such that the Option shall thereafter be exercisable for such securities, cash, and/or other property as would have been received in respect of the Common Stock subject to the Option had the Option been exercised in full immediately prior to such event. Any fractional shares or interests resulting from such adjustment shall be eliminated. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Option granted hereunder to be other than an "incentive stock option" for purposes of Section 422 of the Code.

         In the event the Company is not the surviving entity of a Reorganization and, following such Reorganization, any optionee will hold Options issued pursuant to this Plan which have not been exercised, cancelled, or terminated in connection therewith, the Company shall cause such Options to be assumed (or cancelled and replacement Options of equivalent value issued) by the surviving entity or a Related Entity.

11.      ASSIGNMENT OR TRANSFER.

         (a) Except as otherwise expressly provided in any Non-Qualified Option, no Option granted under the Plan or any rights or interests therein shall be assignable or transferable by an optionee except by will or the laws of descent and distribution, and during the lifetime of an optionee, Options granted to him or her hereunder shall be exercisable only by the optionee or, in the event that a legal representative has been appointed in connection with the Disability of an optionee, such legal representative. In the event of any permitted transfer of Options, the transferees thereof must agree in writing to be bound by the terms and provisions of this Plan and any applicable Option Agreement or Buy-Sell Agreement, as each may be amended from time to time.

         (b) Except as otherwise expressly provided in any Company Agreement (as defined in Section 12) (which may provide for an absolute limitation on transferability), at least ninety (90) days prior to selling, pledging, hypothecating, transferring or otherwise disposing ("Transfer") of any shares of interest in Common Stock issued upon exercise of an Option (or any interest therein), the optionee proposing such Transfer shall deliver a written notice (the "Sale Notice") to the Company. The Sale Notice will disclose in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the proposed transfer. Such optionee (and such optionee's transferees) shall not consummate any such Transfer until ninety (90) days after the Sale Notice has been delivered to the Company, unless the Company has notified such optionee in writing that it will not exercise its rights under this Section 11(b) (the date of the first to occur of such events is referred to herein as the "Authorization Date"). The Company or its designee may elect to purchase all (but not less than all) of the shares of Common Stock to be Transferred at the same price and upon the same terms and conditions as those set forth in the Sale Notice ("Right of First Refusal") by delivering a written notice of such election to such optionee within thirty (30) days after the receipt of the Sale Notice by the Company (the "Election Notice"). If the Company or its designee has not elected to purchase all of the shares of Common Stock specified in the Sale Notice, such optionee may Transfer the shares of Common Stock to the prospective transferee(s) as specified in the Sale Notice, at a price and on terms no more favorable to the transferee(s) thereof than specified in the Sale Notice, during the 90-day period immediately following the Authorization Date and in the event of any such Transfer of shares the provisions of the Plan (including, without limitation, the provisions of this Section
               11) shall no longer apply to the shares thus transferred. Any shares of Common Stock not so transferred within such 90-day period must be reoffered to the Company in accordance with the provisions of this Section 11(b). The Right of First Refusal will not apply with respect to Transfers of such shares of Common Stock (i) by will or pursuant to applicable laws of descent and distribution or (ii) among the optionee's family group; provided that the restrictions contained in this Section 11(b) will continue to be applicable to the shares of Common Stock after any such Transfer and provided further that the transferees of such shares of Common Stock have agreed in writing to be bound by the terms and provisions of this Plan and the applicable Option Agreement as each may be amended from time to time. In addition, upon any transfer to a member of the optionee's family group (other than pursuant to clause (i) of the preceding sentence), the optionee shall be required to give notice to the Company and as a condition to such Transfer to a member of the optionee's family group, and the optionee will maintain all voting control over all of the shares of Common Stock. The optionee's "family group" means the optionee's spouse and lineal descendants (whether natural or adopted) and any trust solely for the benefit of the optionee and/or the optionee's spouse and/or lineal descendants. In addition, with the prior approval of the Committee, notwithstanding the provisions of this Section 11(b), an optionee may pledge such shares of Common Stock creating a security interest therein; provided, that the pledgee agrees in writing to be bound, and that such shares of Common Stock remain bound, by the terms and provisions of this Plan and any applicable Option Agreement or Buy-Sell Agreement, as each may be amended from time to time. The rights and obligations pursuant to this Section 11(b) hereof will terminate upon the consummation of a Qualified Public Offering.

         To assure the enforceability of the Company's rights under this Section 11(b), each certificate or instrument representing Common Stock or an Option held by an optionee shall bear a conspicuous legend in substantially the following form:

               THE SHARES [REPRESENTED BY THIS CERTIFICATE] [ISSUABLE PURSUANT TO THIS AGREEMENT] ARE SUBJECT TO A RIGHT OF FIRST REFUSAL PROVIDED UNDER THE COMPANY'S 2003 STOCK OPTION PLAN AND A STOCK OPTION AGREEMENT ENTERED INTO PURSUANT THERETO. A COPY OF SUCH OPTION PLAN AND OPTION AGREEMENT ARE AVAILABLE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

12.      COMPANY AGREEMENTS.

         Notwithstanding anything herein to the contrary, as a condition to the receipt of shares of Common Stock pursuant to an Option award under this Plan, solely to the extent required by the Committee and at its sole discretion, the optionee shall execute and deliver a Buy-Sell Agreement or other stockholder's agreement or documentation which shall set forth certain restrictions on transferability of the shares of Common Stock acquired upon exercise or purchase, which may include a right of first refusal of the Company with respect to shares, and such other terms as the Board or Committee shall from time to time establish (the "Company Agreements"). Such Company Agreements shall apply to the Common Stock acquired under the Plan and covered by Company Agreements. The Company may require, as a condition of exercise, the optionee to become a party to any other existing stockholder agreement.

13.      COMPLIANCE WITH SECURITIES LAWS.

         The Company shall not in any event be obligated to file any registration statement under the Securities Act or any applicable state securities law to permit exercise of any option or to issue any Common Stock in violation of the Securities Act or any applicable state securities law. Each optionee (or, in the event of his death or, in the event a legal representative has been appointed in connection with his Disability, the Person exercising the Option) shall, as a condition to his right to exercise any Option, deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may deem necessary or appropriate to ensure that the issuance of shares of Common Stock pursuant to such exercise is not required to be registered under the Securities Act or any applicable state securities law.

         Certificates for shares of Common Stock, when issued, may have substantially the following legend, or statements of other applicable restrictions, endorsed thereon, and may not be immediately transferable:

               THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE LAWS.

         This legend shall not be required for shares of Common Stock issued pursuant to an effective registration statement under the Securities Act and in accordance with applicable state securities laws.

         The Optionee hereby acknowledges and agrees that he or she has been provided by the Company with a copy of the Plan and all other materials required to be provided to the Optionee under Rule 701 of the Securities Act and waives any further requirement on the part of the Company to provide the Optionee with any additional information relating to an investment in the Company's securities.

14.      WITHHOLDING TAXES.

         By acceptance of the Option, the optionee will be deemed to (i) agree to reimburse the Company or Related Entity by which the optionee is employed for any federal, state, or local taxes required by any government to be withheld or otherwise deducted by such corporation in respect of the optionee's exercise of all or a portion of the Option; (ii) authorize the Company or any Related Entity by which the optionee is employed to withhold from any cash compensation paid to the optionee or in the optionee's behalf, an amount sufficient to discharge any federal, state, and local taxes imposed on the Company or the Related Entity by which the optionee is employed, and which otherwise has not been reimbursed by the optionee, in respect of the optionee's exercise of all or a portion of the Option; and (iii) agree that the Company may, in its discretion, hold the stock certificate to which the optionee is entitled upon exercise of the Option as security for the payment of the aforementioned withholding tax liability, until cash sufficient to pay that liability has been accumulated, and may, in its discretion, effect such withholding by retaining shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise which is equal to the amount to be withheld.

15.      COSTS AND EXPENSES.

         The costs and expenses of administering the Plan shall be borne by the Company and shall not be charged against any Option nor to any employee receiving an Option.

16.      FUNDING OF PLAN.

         The Plan shall be unfunded. The Company shall not be required to make any segregation of assets to assure the payment of any Option under the Plan.

17.      OTHER INCENTIVE PLANS.

         The adoption of the Plan does not preclude the adoption by appropriate means of any other incentive plan for employees.

18.      EFFECT ON EMPLOYMENT.

         Nothing contained in the Plan or any agreement related hereto or referred to herein shall affect, or be construed as affecting, the terms of employment of any Key Employee except to the extent specifically provided herein or therein. Nothing contained in the Plan or any agreement related hereto or referred to herein shall impose, or be construed as imposing, an obligation on
(i) the Company or any Related Entity to continue the employment of any Key Employee, and (ii) any Key Employee to remain in the employ of the Company or any Related Entity.

19.      DEFINITIONS.

         In addition to the terms specifically defined elsewhere in the Plan, as used in the Plan, the following terms shall have the respective meanings indicated:

         (a) "AFFILIATE" shall mean, as to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

         (b) "AUTHORIZATION DATE" shall have the meaning set forth in Section 11(b) hereof.

         (c) "BOARD OF DIRECTORS" shall have the meaning set forth in Section 2 hereof.

         (d) "BUY-SELL AGREEMENT" shall, with respect to any Options issued to any optionee or any shares of Common Stock issued upon the exercise of such Options, mean any agreement entered into by and between the Company and such optionee in such form as the Board of Directors may prescribe setting forth certain restrictions upon the transfer of such Options or Common Stock.

         (e) "CHANGE OF CONTROL" means the first to occur of: (i) any sale, lease, exchange or other transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company (including capital stock or assets of operating subsidiaries) to any person or group of related persons for purposes of Section 13(d) of the Exchange Act, (a "Group") other than if any one or more of the Specified Holders have both the beneficial economic ownership of common equity securities and the power to vote or direct the voting of such securities having more than 50% of the ordinary voting power for the election of directors or managers of the transferee person or Group, (ii) prior to the consummation of an initial public offering, the consummation of any transaction or series of related transactions (including a merger or consolidation) the result of which is that any Person other than a Specified Holder or a combination of the Specified Holders beneficially owns (within the meaning of Rules 13d-3 and 13d-5 of the Exchange Act) at least a majority of the total voting power of the outstanding voting stock of the Company or (iii) the sale or transfer by the Kenner Group of such amount of shares and/or interests in relation to the Company such that they lose, relinquish or forfeit their director and corporate governance rights under the LLC Agreement and/or the Stockholders Agreement. For purposes of a Change of Control, Specified Holders shall exclude Masco Corporation and its Affiliates.

         (f)   "CODE" shall have the meaning set forth in Section 1 hereof.

         (g)   "COMMITTEE" shall have the meaning set forth in Section 2 hereof.

         (h) "COMMON STOCK" shall have the meaning set forth in Section 3 hereof.

         (i)   "COMPANY" shall have the meaning set forth in Section 1 hereof.

         (j) "COMPANY NON-RENEWAL" shall mean the non-renewal by the Company or any Related Entity of any employment agreement or service agreement between the Company or any Related Entity and any Optionee (under circumstances not involving Good Cause), provided that non-renewal will not be deemed to occur if the Company thereafter continues or offers to continue employment (whether or not pursuant to such employment agreement) such employment on terms and conditions that would not give rise to a Good Reason termination by Optionee.

         (k) "DISABILITY" shall mean permanent disability as defined under the appropriate provisions of the long-term disability plan maintained for the benefit of employees of the Company or any Related Entity who are regularly employed on a salaried basis unless another meaning shall be agreed to in writing by the Committee and the optionee, or, to the extent defined differently, shall have the meaning set forth in any employment agreement between an optionee and the Company or any Related Entity with respect to such optionee; PROVIDED, HOWEVER, that in the case of an Incentive Option "disability" shall have the meaning specified in Section 22(e)(3) of the Code.

         (l) "EBITDA" means, with respect to the most recently completed 12-month period immediately preceding the applicable measuring date, earnings before interest, taxes, depreciation and amortization of the Company and all of its subsidiaries on a consolidated basis, but excluding any extraordinary gains or losses, special charges, any compensation expense attributable to the Company's equity securities, management fees paid to the Company's equity sponsor, any accounts receivable securitization expense, any transaction or merger-related costs that are expensed rather than capitalized including any effect of fair market value adjustments made pursuant to purchase accounting and any other non-cash items, and adjusted for all acquisitions and/or divestitures as if the transactions had occurred at the beginning of such 12-month period.

         (m) "ELECTION NOTICE" shall have the meaning set forth in Section 11(b) hereof.

         (n)   "ELIGIBLE NON-EMPLOYEE" shall have the meaning set forth in
               Section 4 hereof.

         (o) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (p) "FAIR MARKET VALUE" shall, as it relates to the Company's Common Stock, mean the average of the high and low prices of such Common Stock as reported on the principal national securities exchange on which the shares of Common Stock are then listed on the date specified herein, or if there were no sales on such date, on the next preceding day on which there were sales, or if such Common Stock is not listed on a national securities exchange, the last reported bid price in the over-the-counter market, or if such shares are not traded in the over-the counter market, "Fair Market Value" shall be computed as follows:

                              (A) by multiplying the Company's trailing 12-month
               EBITDA at such time by 7.3, and adding to the resulting product cash and cash equivalents of the Company (the


                              (B) by deducting from the Enterprise Value (a) all
               indebtedness of the Company (including, without limitation, any capitalized leases) for borrowed money and (b) the aggregate liquidation preference of any outstanding preferred stock of the Company (plus accrued but unpaid dividends thereon) at such time and reflected on the face of the Company's balance sheet.

         If, at any time, a dispute arises between the Company and the Optionee regarding the determination of Fair Market Value, then such determination shall be made, according to the methodology described above, by an independent investment banking, accounting firm or independent appraiser of nationally recognized standing or regional prominence mutually selected by the Company and the Optionee.

         (q) "GOOD CAUSE", with respect to any Key Employee, shall mean termination by action of the Board of Directors because of: (A) the optionee's conviction of, or plea of nolo contendere to, a felony or a crime involving moral turpitude; (B) the optionee's personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (C) the optionee's commission of material mismanagement in the conduct of his duties as assigned to him by the Board of Directors or the optionee's supervising officer or officers of the Company or any Related Entity; (D) the optionee's willful failure to execute or comply with the policies of the Company or any Related Entity or his stated duties as established by the Board of Directors or the optionee's supervising officer or officers of the Company or any Related Entity, or the optionee's intentional failure to perform the optionee's stated duties; or (E) substance abuse or addiction on the part of the optionee. "Good Cause", with respect to any Eligible Non-Employee, shall mean (unless another definition is agreed to in writing by the Company and the optionee) termination by action of the Board of Directors because of: (A) the optionee's conviction of, or plea of nolo contendere to, a felony or a crime involving moral turpitude; (B) the optionee's personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (C) the optionee's commission of material mismanagement in providing services to the Company or any Related Entity; (D) the optionee's willful failure to comply with the policies of the Company in providing services to the Company or any Related Entity, or the optionee's intentional failure to perform the services for which the optionee has been engaged; (E) substance abuse or addiction on the part of the optionee; or (F) the optionee's willfully making any material misrepresentation or willfully omitting to disclose any material fact to the board of directors of the Company or any Related Entity with respect to the business of the Company or any Related Entity. Notwithstanding the foregoing, in the case of any optionee who, at any time is subject to an employment agreement or service agreement with the Company or any Related Entity that contains a definition of "Good Cause," "For Cause Termination" or any similar definition, then during the term of such employment agreement or service agreement the definition contained in such employment agreement or service agreement shall be the applicable definition of "Good Cause" under the Plan as to such optionee.

         (r)   "GOOD REASON" means

               (i) any significant reduction, without the Optionee's consent, in the Stockholder's position, authority, duties or responsibilities;

               (ii) any failure by the Company to pay when due any compensation or benefits due and owing to the Optionee, other than any such failure not occurring in bad faith which is remedied by the Company promptly after receipt of written notice thereof given by the Optionee;

               (iii) any material breach by the Company of any material agreement between the Optionee and the Company, including but not limited to any employment agreement, other than any such breach not occurring in bad faith which is remedied by the Company promptly after receipt of written notice thereof given by the Optionee; or

               (iv) any material violation by the Company of any law or regulation governing employment as such law or regulation affects the Stockholder, other than any such violation not occurring in bad faith which is remedied by the Company promptly after receipt of written notice thereof given by the Optionee.

Notwithstanding the foregoing, in the case of any optionee who, at any time is subject to an employment agreement or service agreement with the Company or any Related Entity that contains a definition of "Good Reason " or any similar definition, then during the term of such employment agreement the definition contained in such employment agreement shall be the applicable definition of "Good Reason" under the Plan as to such optionee.

         (s) "GRANT DATE" means the date of grant of Options pursuant to an Option Agreement.

         (t)   "GRANTOR" has the meaning set forth in Section 9 hereof.

         (u) "INCENTIVE OPTIONS" shall have the meaning set forth in Section 6 hereof.

         (v) The term "included" when used herein shall mean "including, but not limited to".

         (w) "KENNER GROUP" means the entities and individuals identified in clauses (i), (iv), (v) and (vi) of the definition of "Specified Holders" below.

         (x) "KEY EMPLOYEE" shall have the meaning set forth in Section 4 hereof.

         (y) "LEAD UNDERWRITER" means the lead or managing underwriter in connection with a Qualified Public Offering.

         (z) LLC AGREEMENT" means the Amended and Restated Limited Liability Company Agreement, dated as of December 10, 2003, of ATR Acquisition, LLC, and may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

         (aa) "MARKET VALUE PER SHARE" means, with respect to any date, the quotient obtained by dividing (a) the Fair Market Value of the entire common equity of the Company (without premium for control or discounts for minority interests, restrictions on transfer or lack of voting rights), calculated as of such date, plus the aggregate consideration to be paid to the Company upon the exercise, conversion or exchange of all then outstanding and exercisable, convertible or exchangeable Common Stock equivalents, by (b) the sum of the number of shares of Common Stock then outstanding, plus the number of shares of Common Stock then issuable upon exercise, conversion or exchange of then outstanding and exercisable, convertible or exchangeable Common Stock equivalents.

         (bb)  "NON-QUALIFIED OPTIONS" shall have the meaning set forth in
               Section 6 hereof.

         (cc) "OPTION AGREEMENT" shall, with respect to any particular Options issued to any optionee, mean any agreement entered into by and between the Company and such optionee in such form as the Committee may prescribe governing the issuance and setting forth the terms and conditions of such Options.

         (dd) "OPTIONEE NON-RENEWAL" shall mean, upon the expiration of any employment agreement or service agreement between the Company or any Related Entity and any optionee, the non-renewal of such agreement by the optionee (under circumstances not involving Good Reason).

         (ee)  "OPTIONS" shall have the meaning set forth in Section 1 hereof.

         (ff)  "PERSON" shall have the meaning set forth in Section 4 hereof.

         (gg) "PERMITTED HOLDERS" shall have the meaning set forth in the Buy-Sell Agreement.

         (hh)  "PLAN" shall have the meaning set forth in Section 1 hereof.

         (ii) "PRIME RATE" shall mean, for any day, a rate per annum that is equal to the corporate base rate of interest as stated in The Wall Street Journal, changing when and as said corporate base rate changes.

         (jj) "PURCHASABLE SHARES" shall have the meaning set forth in Section 9 hereof.

         (kk) "PURCHASE OPTION" shall have the meaning set forth in Section 9 hereof.

         (ll) "QPO LOCK-UPS" means the "lock-up" or similar agreements restricting resales by the Specified Holders entered into by them at the request of the Lead Underwriter in connection with a Qualified Public Offering.

         (mm) "QUALIFIED PUBLIC OFFERING" means the consummation of an underwritten public offering of Common Stock or other capital stock of the Company that is listed for trading on the New York Stock Exchange or the NASDAQ National Market (or any successor exchange, market or organization thereto) resulting in gross proceeds of at least $100,000,000.

         (nn) "RECAPITALIZATION EVENT" means any recapitalization, extraordinary distribution or dividend in respect of the Common Stock, Company repurchase, trade or exchange in respect of the Common Stock, or any similar transactions, in each case, which causes or results in case, cash equivalents and/or marketable securities being issued, distributed or transferred to the holders of all or substantially all of the Common Stock that represents 35% or more of the original investment by the Specified Holders.

         (oo) "RELATED ENTITIES" shall have the meaning set forth in Section 1 hereof.

         (pp) "REORGANIZATION" shall have the meaning set forth in Section 10 hereof.


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         (qq)  "RETIREMENT" shall mean the retirement of an optionee in accordance with the policies of the Company or any Related
               Entity.

         (rr)  "RIGHT OF FIRST REFUSAL" shall have the meaning set forth in
               Section 11(b) hereof.

         (ss) "RULE 16B-3" shall mean Rule 16b-3 as amended, or other applicable rules, under Section 16(b) of the Exchange Act.

         (tt) "SALE OF THE COMPANY" means in any one or a series of transactions, any (i) sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (including the capital stock or assets of its operating subsidiaries) to any Person other than a Specified Holder or group of related Persons for purposes of Section 13(d) of the Exchange Act ("Group") other than a Group controlled by one or more of the Specified Holders, or (ii) sale or transfer of all of the shares of capital stock of the Company (including, without limitation, any merger, reorganization, consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Company) to any Person other than a Specified Holder or Group other than a Group controlled by one or more of the Specified Holders.

         (uu) "SALE NOTICE" shall have the meaning set forth in Section 11.b hereof.

         (vv) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         (ww) "SPECIFIED HOLDERS" means (i) KAT Holdings, L.P. and any other investment partnership or entity managed or controlled by Kenner & Company, Inc. and/or its Affiliates, (ii) UBS Capital Americas II, LLC and/or its Affiliates, (iii) ML IBK Positions, Inc. and/or its Affiliates, (iv) any partners, members or investors (either directly or indirectly through any investment partnerships or entities) in the entities described in clauses
               (i), (ii) and (iii) above who are distributees of investments held by the entities described in clauses (i), (ii) and (iii) above, (v) any immediate family members or lineal descendents, or trusts or other entities for their benefit in respect of the Persons described in clauses (i), (ii), (iii) and (iv) above, and
               (vi) any Affiliates in respect of the Persons described in clauses (i), (ii), (iii) and (iv) above.

         (xx) "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement dated as of December 10, 2003, by and among the Company and the other signatories party thereto, as may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

         (yy) "SUBSIDIARY" shall mean, with respect to any Person, any other Person of which such first Person owns or has the power to vote, directly or indirectly, securities representing a majority of the votes ordinarily entitled to be cast for the election of directors or other governing Persons.

         (zz) "TRANSFER" shall have the meaning set forth in Section 11.b hereof.


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20.      AMENDMENT OF PLAN.

         Subject to the provisions of the LLC Agreement and the provisions of the Stockholders Agreement, the Board of Directors shall have the right to amend, modify, suspend or terminate the Plan at any time; provided, that no amendment shall be made which shall increase the total number of shares of the Common Stock which may be issued and sold pursuant to Options granted under the Plan or decrease the minimum Option exercise price in the case of an Incentive Option, or modify the provisions of the Plan relating to eligibility with respect to Incentive Options unless such amendment is made by or with the approval of the stockholders of the Company. Subject to the Board of Directors shall have the right to amend the Plan and the Options outstanding thereunder, without the consent or joinder of any optionee or other Person, in such manner as may be determined necessary or appropriate by the Board of Directors in order to cause the Plan and the Options outstanding thereunder (i) to qualify as "incentive stock options" within the meaning of Section 422 of the Code, (ii) to comply with Rule 16b-3 (or any successor rule) under the Exchange Act (or any successor law) and the regulations (including any temporary regulations) promulgated thereunder, or (iii) to comply with Section 162(m) of the Code (or any successor section) and the regulations (including any temporary regulations) promulgated thereunder. Except as provided above, no amendment, modification, suspension or termination of the Plan shall alter or impair any Options previously granted under the Plan, without the consent of the holder thereof.

21.      EFFECTIVE DATE.

         The Plan shall become effective on the date of consummation of the transactions contemplated in the Agreement and Plan of Merger dated October 27, 2003, by and among KAT Holdings, Inc., KAT Acquisition Corp., the former Atrium Corporation and the stockholders of the former Atrium Corporation therein. The Plan was approved by the Board of Directors of the Company and the Stockholders of the Company on December 10, 2003.

22.      NOTICES AND OTHER COMMUNICATIONS.

         Any notice, demand, request or other communication given hereunder to any party, shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) to the Optionee, at his or her residence address last filed with the Company and (ii) if to the Company, Atrium Corporation, 1341 W. Mockingbird Lane, Suite 1200W, Dallas, Texas 75247, Attn: General Counsel, with copies as directed pursuant to the relevant Option Agreement (if any), or to such other address, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) if mailed, three (3) days after being mailed as described above;
(iii) in the case of facsimile transmission, when confirmed by facsimile machine report.


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23.      TERM OF THE PLAN.

         Options may be granted hereunder at any time in the period commencing on the adoption of the Plan by the Board of Directors and ending immediately prior to the tenth anniversary of the earlier of the adoption of the Plan by the Board of Directors or approval of the Plan by the Company's stockholders. Options granted prior to stockholder approval of the Plan are hereby expressly conditioned upon such approval, and shall be void ab initio in the event the stockholders of the Company shall fail to approve the Plan within twelve (12) months of the Board of Director's approval of the Plan.

24.      GOVERNING LAW.

         The Plan and all Options and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.


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